UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C.20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

NADEZHDA A TSYTSYN
(Exact name of registrant as specified in its charter)

A76060809
(State or other jurisdiction of incorporation or organization)

613217480
(I.R.S. Employer Identification No.)

7693 N HIGHLAND AVE CLOVIS CA 93619
(Adress of principal executive offices)(Zip code)

Registrant's telephone number, including area code (559)269-2154

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered
F50265874

Name of each exchange on which each class is to be registered
ATLANTA GEORGIA

Securities to be registered pursuant to section 12(g) of the Act:
F50265874
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer,""accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer X              Accelerated filer
Non-accelerated filer (do not check if smaller reporting company) smaller reporting company

Pursuan to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NADEZHDA A TSYTSYN
(Registrant)
Date: October 26, 2009
By: NADEZHDA A TSYTSYN
(Signature)*